                                                                      EXHIBIT 5

              [BERLINER ZISSER WALTER & GALLEGOS, P.C. LETTERHEAD]





                                 March 27, 1997


The Company Doctor
5215 N. O'Connor Boulevard, Suite 1800
Irving, Texas  75039

         Re:     Registration Statement on Form S-3
                 (S.E.C. File No. 333-21705) Covering 495,561
                 Shares of Common Stock of The Company Doctor


Ladies and Gentlemen:

         We have acted as counsel to The Company Doctor, a Delaware corporation (the "Company"), in connection with the proposed offering by certain shareholders of the Company of 495,561 shares of Common Stock (the "Shares"), in accordance with the registration provisions of the Securities Act of 1933, as amended.

         In such capacity, we have examined, among other documents, the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission on February 12, 1997 (as may be amended from time to time, the "Registration Statement"), covering the offering of the Shares.

         Based on the foregoing and on such further examination as we have deemed relevant and necessary, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

         2. The Shares of Common Stock have been legally and validly authorized under the Articles of Incorporation of the Company, and on receipt of the consideration required by, and when issued in accordance with the description set forth in, the Registration Statement, the Shares will constitute duly and validly issued, outstanding, and fully paid and nonassessable securities of the Company.

         We hereby consent to the use of our name and to the references to our firm in the Prospectus forming a part of the Registration Statement, and to the filing of a copy of this opinion as Exhibit No. 5 thereto.

                               Very truly yours,

                               /s/ BERLINER ZISSER WALTER & GALLEGOS, P.C.